UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

COUNTRYWIDE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, California 91302
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 225-3000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On February 28, 2005, Countrywide Financial Corporation (the “Company”) will present certain financial information regarding its financial results for the period ended December 31, 2004 at an investor forum in New York City, New York (the “Forum”). A copy of the presentation materials with such information is attached as Exhibit 99.1. These financial results have been revised to reflect the change in timing for recognition of gains from certain securitizations as described in the Company’s Current Report on Form 8-K dated February 18, 2005.

     The first session of the Forum is scheduled to begin at 9:00 a.m. EST and conclude at 1:30 p.m. EST. and the second session of the Forum is scheduled to begin at 4:00 p.m. EST and conclude at 6:00 p.m. EST. A live audio webcast of the Forum, along with the accompanying slide show presentation, will be made available on the Company’s website at www.countrywide.com, under the Investor Relations section.

     The information furnished pursuant to this Item of this Current Report on Form 8-K (including the exhibits hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Presentation materials to be used by Countrywide Financial Corporation on February 28, 2005 at an investor forum.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2005	COUNTRYWIDE FINANCIAL CORPORATION

	By:	/s/Keith McLaughlin

	Name:	Keith McLaughlin
	Title:	Executive Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.

99.1	Presentation materials to be used by Countrywide Financial Corporation on February 28, 2005 at an investor forum.